Exhibit 23.3

德恒律师事务所	DeHeng Law Offices

12/F, Tower B, Focus Place, No.19 Finance Street	Tel: (86) 010-52682888

Beijing, P.R. China 100033	Fax: (86) 010-52682999

中国●北京西城区金融街19号富凯大厦B座12层	Website: www.dehenglaw.com

邮编：100033	E-mail: DeHeng@dehenglaw.com

September 9, 2020

To:	The Board of Directors

Lixiang Education Holding Co., Ltd.

Suite #4-210 Govemors Square

23 Lime Tree Bay Avenue

PO Box 32311, Grand Cayman

KY1-1209, Cayman Islands

Dear Sirs,

Consent to the issue of the registration statement of Lixiang Education Holding Co., Ltd. (the “Company”) in connection with the Listing (as defined below)

We, DeHeng Law Offices, are acting as the PRC legal counsel for Lixiang Education Holding Co., Ltd. (the “Company”), a company incorporated under the laws of the Cayman Islands solely in connection with (A) the Company’s registration statement on Form F-1, including all amendments on supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, relating to the proposed initial public offering (the “Offering”) by the Company of a certain number of the Company’s American depositary shares (the “ADSs”), each representing a certain number of ordinary shares of par value US$0.0001 per share of the Company, and (B) the proposed issuance and sale of the ADSs and the proposed listing and trading of the ADSs on the Nasdaq Global Market or New York Stock Exchange.

We hereby give, and confirm that we have not withdrawn, our consent to the issue of the Registration Statement by the Company, with the inclusion therein of all references to our name and our legal opinions in respect of certain aspects of the Company and its PRC subsidiaries and the PRC operating entities, in the form and context in which they respectively appear in the Registration Statement.

We also consent to copies of this letter and our legal opinions being made available for public inspection typeset as exhibits to the Registration Statement.

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Yours faithfully,

For and on behalf of

DeHeng Law Offices

/s/ Zhang Xiaodan

张晓丹 (Zhang Xiaodan)

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